                                                                      Exhibit 21



                 TEXAS INSTRUMENTS INCORPORATED AND SUBSIDIARIES
                     LIST OF SUBSIDIARIES OF THE REGISTRANT


The following are current subsidiaries of the Registrant.



Subsidiary and Name Under Which Business is Done                             Where Organized
------------------------------------------------                             ---------------
Silicon Systems, Inc.                                                        Delaware
Texas Instruments Deutschland G.m.b.H.                                       Germany
Texas Instruments France S.A.                                                France
Texas Instruments Holland B.V.                                               Netherlands
Texas Instruments Hong Kong Limited                                          Hong Kong
Texas Instruments International Capital Corporation                          Delaware
Texas Instruments Italia S.p.A.                                              Italy
Texas Instruments Japan Limited                                              Japan
Texas Instruments Limited                                                    United Kingdom
Texas Instruments Malaysia Sdn. Bhd.                                         Malaysia
Texas Instruments (Philippines) Incorporated                                 Delaware
Texas Instruments Singapore (Pte) Limited                                    Singapore
Texas Instruments Taiwan Limited                                             Taiwan
Texas Instruments Trade and Investment Company S.A.                          Panama


Note: The names of other subsidiaries of the Registrant are not listed herein since the additional subsidiaries considered in the aggregate as a single subsidiary do not constitute a significant subsidiary as defined by Rule 1.02(v) of Regulation S-X.